Exhibit 99.1

FOR IMMEDIATE RELEASE

October 19, 2011

GSI Group Inc. Announces Refinancing of Debt

•	New Credit Facility will substantially improve the Company’s Capital Structure

•	The Company’s interest expense will be significantly reduced

Bedford, MA — GSI Group Inc. (NASDAQ: GSIG) (the “Company” or “GSI”), a global leader and supplier of laser-based solutions, precision motion controls and technologies, and semiconductor systems to global industrial, electronics, medical, and scientific markets, announced today the refinancing of all of its outstanding 12.25% Senior Secured PIK Election Notes due 2014 through the proceeds from a new $80 million senior secured credit agreement, with Bank of America, N.A., as Administrative Agent, Silicon Valley Bank, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and HSBC.

“We are very pleased to announce the completion of our debt refinancing, which was a major item on our strategic agenda for 2011 and represents an important step forward for the Company,” said John A. Roush, Chief Executive Officer of GSI Group Inc.

The Credit Agreement provides for a $40 million, 4-year, term loan facility and a $40 million, 4-year, revolving credit facility and matures in 2015. The Company’s cash balance as of the end of the third quarter of 2011 was approximately $51 million. The Company borrowed $73.1 million under the new senior secured credit facility to repay in full the outstanding principal of 12.25% Senior Secured PIK Election Notes.

This refinancing is expected to substantially reduce the Company’s interest expense, while extending the maturity of its principal debt. The Company expects annual interest cost of approximately $2.3 million on $73.1 million of debt, which provides for roughly $6.7 million in interest cost savings. Along with the July 2011 pre-payment of $35 million of the 12.25% notes, the refinancing is expected to save nearly $10 million per year in interest from the run rate at the beginning of this year. Outstanding borrowings under the Senior Credit Facility will bear interest at a rate per annum equal to LIBOR plus an initial spread of 275 basis points through March 31, 2012, subject to adjustment thereafter based on the Company’s consolidated leverage ratio.

In addition, the new Senior Credit Facility allows the Company to draw upon a $40 million committed Revolving Credit Facility and a $25 million uncommitted incremental facility, subject to the satisfaction of certain customary covenants.

“Our new credit facility substantially lowers our financing costs, greatly improving our overall capital structure, and provides the Company with additional flexibility to execute on our strategic initiatives,” said Robert Buckley, Chief Financial Officer for GSI Group Inc. “In addition, this new credit facility reflects the significant progress the Company has made this year and the support we are seeing from the financial community and our lending institutions.”

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the expected effect of the refinancing on the Company’s interest expense; the expected impact of the refinancing on the Company’s ability to execute its strategic initiatives; the Company’s optimism regarding its prospects for the future; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: our failure to develop, implement and maintain appropriate internal controls; changes in our management on our relationships with key employees, suppliers and customers; economic and political conditions; our dependence on our customers’ capital expenditures; our ability to respond to fluctuations in product demand; the need to continually innovate; the effects of delays in delivery of new products; our reliance upon third party distribution channels; our failure to meet or exceed the expectations of securities analysts or investors; timing of customer orders; changes in interest rates, credit ratings or foreign currency rates; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; any failure to comply with local customs regulations; our history of operating losses; our exposure to the credit risk of some of our customers; violations of our intellectual property rights; our ability to protect our intellectual property and successfully defend against claims of infringement by third parties; the competitive nature of our industries; acquisitions or divestitures may not benefit our business; our failure to successfully complete restructuring or reorganization of our businesses; our inability to retain our key personnel; our ongoing assessment of our operating structure; the expected consolidation of some of our operations; product defects or problems with integrating our products with other vendors’ products; disruptions in the supply of or defects in raw materials, certain key components and other goods from our suppliers; changes in governmental regulation; a significant disruption in our information technology systems or failure to implement new systems and software successfully; failure to realize the full value of our intangible assets; need to make additional tax payments and/or recalculate certain of our tax attributes; limits on our ability to utilize our net operating loss carry-forwards and other tax attributes; fluctuations in our effective tax rates; the potential to be subject to U.S. federal income taxation even though the Company is a non-U.S. corporation; the potential to be subject to the AMT for U.S. federal income tax purposes; our limited ability to carry back certain losses for U.S. federal income tax purposes; our need for additional capital; the volatility of the market for our common shares; our ability to generate cash; our access to the cash flow and other assets of our subsidiaries; the substantial control of our significant shareholders over our outstanding common shares; provisions of our articles of incorporation that may delay or prevent a change in control of our company; our substantial debt; our intention not to pay dividends in the near future; our potential inability to timely file certain periodic reports with the Securities and Exchange Commission and CSA; and our failure to file a registration statement relating to securities issued under our 2006 Equity Inventive Plan.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About GSI

GSI Group Inc. supplies laser-based solutions, precision motion controls and technologies, and semiconductor systems to global industrial, electronics, medical, and scientific markets. GSI Group Inc.’s common shares are quoted on NASDAQ (GSIG).

More information about GSI is available on the Company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

* * * *